EXHIBIT 21.1


                              LIST OF SUBSIDIARIES



          Eriko Internet, Inc., a Washington corporation.

          Pawnbroker.com, Inc., a Nevada corporation.

          Pawnbroker Financial Services, a Delaware corporation.